Exhibit 99.1

B. Riley Financial Regains Compliance with Nasdaq Listing Rule 5250(c)(1)

LOS ANGELES, April 26, 2024 – B. Riley Financial, Inc. (Nasdaq: RILY) (the “Company”) announced that the Company has regained compliance with Nasdaq Listing Rule 5250(c)(1) in connection with the filing of its 2023 Annual Report on Form 10-K (the “Annual Report”).

The Company received notice from The Nasdaq Stock Market on April 25, 2024 that it has regained compliance with the Listing Rule, which requires listed companies to timely file all required periodic financial reports with the Securities and Exchange Commission.

The Company received a standard notice of non-compliance on March 18, 2024 due to the delayed filing of its 2023 Annual Report.

About B. Riley Financial

B. Riley Financial is a diversified financial services platform that delivers tailored solutions to meet the strategic, operational, and capital needs of its clients and partners. B. Riley leverages cross-platform expertise to provide clients with full service, collaborative solutions at every stage of the business life cycle. Through its affiliated subsidiaries, B. Riley provides end-to-end financial services across investment banking, institutional brokerage, private wealth and investment management, financial consulting, corporate restructuring, operations management, risk and compliance, due diligence, forensic accounting, litigation support, appraisal and valuation, auction, and liquidation services. B. Riley opportunistically invests to benefit its shareholders, and certain affiliates originate and underwrite senior secured loans for asset-rich companies. B. Riley refers to B. Riley Financial, Inc. and/or one or more of its subsidiaries or affiliates. For more information, please visit www.brileyfin.com.

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Contact

Investors

Mike Frank

ir@brileyfin.com

(212) 409-2424

Media

Jo Anne McCusker

press@brileyfin.com

(646) 885-5425

Source: B. Riley Financial, Inc.